SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C.  20549

                                 _______________________


                                        FORM 8-K

                                     CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D) OF THE
                             SECURITIES EXCHANGE ACT OF 1934



                                   MARCH 31, 1998
                  Date of Report (Date of earliest event reported)



                             HEARST-ARGYLE TELEVISION, INC.
               (Exact Name of Registrant as Specified in its Charter)



        DELAWARE                                       0-2700                         74-271753
    (State of Organization)               (Commission File Number)           (IRS Employer Identification No.)






                                 888 SEVENTH AVENUE
                              NEW YORK, NEW YORK 10106
           (Address of Registrant's Principal Executive Office) (Zip Code)


                                   (212) 649-2300
                (Registrant's telephone number, including area code)

Item 5. OTHER EVENTS.

      On March 27, 1998 The Hearst Corporation ("Hearst") filed Amendment No. 4 to its original statement on Schedule 13D filed with the Commission on April 4, 1997. In connection therewith, Hearst stated that it is currently exploring options to acquire additional shares in the Registrant through privately negotiated transactions. Hearst also stated that, although there can be no assurance as to when or whether such transactions might occur or the precise number of shares to be acquired, Hearst is currently considering acquiring up to 2 million shares of Series A Common Stock of the Registrant. Even if Hearst does not acquire such shares at this time, Hearst stated that it expects that it will continually review its equity position in the Registrant from time to time to determine whether or not to acquire additional shares. If such additional acquisitions are made in the future, Hearst stated that they may occur through privately negotiated transactions, open market purchases or otherwise.

                                     SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    HEARST-ARGYLE TELEVISION, INC.



                                   By: /S/ DEAN H. BLYTHE
                                       ___________________________
                                          Dean H. Blythe
                                          Senior Vice President-
                                           Corporate Development, Secretary
                                           and General Counsel

Date:  March 31, 1998